Exhibit 99.2

Basis of Presentation of Unaudited Pro Forma Condensed Consolidated Financial Information

Our unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2004 and the nine months ended March 31, 2005 are presented as if we had completed the acquisition of Smart-tek Communications, Inc on July 1, 2003.  Our unaudited pro forma condensed consolidated balance sheet at March 31, 2005 is presented as the effective date of the acquisition is subsequent to our most recent Report on Form 10-QSB.

Our unaudited pro forma condensed consolidated financial statements are based upon available information and upon certain estimates and assumptions as described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

The acquisition of Smart-tek Communications, Inc. will be accounted for under the purchase method of accounting in accordance with FASB Statement 141, Business Combinations. Under the Purchase Method of Accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the remainder allocated to goodwill. The estimated fair values contained herein are preliminary in nature, and may not be indicative of the final purchase price allocation.  Such preliminary estimates of fair values of the assets and liabilities of Smart-tek Communications, Inc. have been consolidated with the recorded values of the assets and liabilities of the Registrant in the unaudited pro forma condensed consolidated financial statements. FASB Statement 142, Goodwill and Other Intangible Assets, provides that goodwill resulting from a business combination will not be amortized but instead is required to be tested for impairment at least annually.

These estimates and assumptions are preliminary and have been made solely for the purposes of developing these unaudited pro forma condensed consolidated financial statements. Our unaudited pro forma condensed consolidated financial statements are based upon, and should be read in conjuction with, our historical financial statements and the related notes to such financial statements which are incorporated herein by reference.

The amounts presented in the following unaudited pro forma condensed consolidated statements as of and for the year ended June 30, 2004 have been derived from adding the audited financial statements as of and for the year ended June 30, 2004 of Royce Biomedical, Inc to the unaudited financial statements as of and for the twelve months ended June 30, 2004 of Smart-tek Communications, Inc.  The amounts presented in the following unaudited pro forma condensed consolidated statements as of and for the nine months ended March 31, 2005 have been derived from adding the unaudited interim financial statements as of and for the nine months ended March 31, 2005 of Royce Biomedical, Inc to the unaudited financial statements as of and for the nine months ended March 31, 2005 of Smart-tek Communications, Inc.

Our unaudited pro forma condensed consolidated statements and notes thereto  are presented for illustrative purposes, are not necessarily indicative of what our results of operations actually would have been if the acquisition had occurred as of July 1, 2003 nor are they indicative of our future results and contain forward-looking statements that involve risks and uncertainties.  Therefore, our actual and future results may vary materially from those discussed herein.

Royce Biomedical, Inc
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months ended March 31, 2005

	Historical	Historical			Pro forma
	Royce	Smart-tek		Adjustments	Consolidated

Revenue	$-	$1,294,430		$-	$1,294,430
Cost of Sales	-	951,376		-	951,376
Selling, general and administrative expenses	165,377	420,317	D,E	144,346	730,040
Depreciation and amortization	-	3,570			3,570

Operating income (loss)	-165,377	-80,833		144,346	-390,556
Interest (income) expense	1,000	16,617		-	17,617

Income (loss) before income taxes	-166,377	-97,450		-144,346	-408,173
Income tax (expense) benefit	-	-	F	-	-

Net Income (loss)	-166,377	-97,450		-144,346	-408,173
Other comprehensive income (loss)	-	-		-	-

Total comprehensive income (loss)	$-166,377	$-97,450		$-144,346	$-408,173

Net income (loss) per basic and diluted
common share	$-0.01				$-0.02

Weighted average common shares outstanding	25,212,267				25,212,267

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Royce Biomedical, Inc
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2005

	Historical	Historical			Pro forma
	Royce	Smart-tek		Adjustments	Consolidated

Cash	$-	$-		$-	$-
Receivables	-	356,177			356,177
Prepaids and other assets	21,096	1,323			22,419
Goodwill	-		A,B	426,154	426,154
Property and equipment, net	-	24,030		-	24,030

Total assets	$21,096	$381,530		$426,154	$828,780

Bank overdraft	$-	$161,065	D,E	$362,764	$523,829
Current portion of long-term debt		20,368			20,368
Accounts payable and accrued expenses	169,432	356,424			525,856
Other current liabilities		116,135			116,135
Long-term debt		162,970			162,970
Loans from shareholders	81,076	24,493			105,569

Total liabilities	250,508	841,455		362,764	1,454,727

Common stock	116,983	1	A	999	117,983
Preferred stock	-			-	-
Comprehensive income	-	-58,204	A,C	17,831	-40,373
Additional paid in capital	2,657,827			-	2,657,827
Accumulated deficit	-3,004,222	-401,722	A,C	44,560	-3,361,384

Total shareholders' deficit	-229,412	-459,925		63,390	-625,947

Total liabilities and shareholders' deficit	$21,096	$381,530		$426,154	$828,780

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Royce Biomedical, Inc
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year ended June 30, 2004

	Historical	Historical			Pro forma
	Royce	Smart-tek		Adjustments	Consolidated

Revenue	$-	$1,464,972		$-	$1,464,972
Cost of Sales	-	1,122,105		-	1,122,105
Selling, general and administrative expenses	61,700	216,166	D,E	224,553	502,419
Depreciation and amortization	100,000	2,997		-	102,997

Operating income (loss)	-161,700	123,704		-224,553	-262,549
Interest (income) expense	-	27,986		-	27,986

Income (loss) before income taxes	-161,700	95,718		-224,553	-290,535
Income tax (expense) benefit	-	-4,228	F	4,228	0

Net Income (loss)	-161,700	91,490		-220,325	-290,535
Other comprehensive income (loss)	-			-

Total comprehensive income (loss)	$-161,700	$91,490		$-220,325	$-290,535

Net income (loss) per basic and diluted
common share	$-0.03				$-0.06

Weighted average common shares outstanding	5,051,683				5,051,683

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

A

Total value of Shareholder’s Deficit at June 30, 2003 was reclassed to goodwill as the fair value of assets and liabilities of Smart-tek Communications, Inc. approximated their recorded values and are comprised principally of monetary assets.  Adjustment to the Common Stock of Registrant to account for the issuance of 1,000 shares at par value.

B

Goodwill resulting from a business combination will not be amortized but is to be tested for impairment at least quarterly

C

Operations of Smart-tek Communications, Inc have been presented for the periods beginning on July 31, 2003 as if the acquisition had taken place effective that date.  The Registrant’s accounting year run from July 1 to June 30 while Smart-tek Communications, Inc. operates on a calendar year basis.

D.

Additional expenses have been recorded for the year ended June 30, 2004 and for the nine months ended March 31, 2005 in the amounts of $100,000 and $75,000, respectively, as if Smart-tek Communications, Inc. was required to have audited financial statements, quarterly reviews and operate as a subsidiary of a publicly traded company during that time period.  These were considered to have been paid and are included in Bank Overdraft.

E

Compensation expense was increased for the year ended June 30, 2004 and for the nine months ended March 31, 2005 in the amounts of $124,553 and $ 69,346, respectively, as if the employment agreements for Messrs. Perry and Platt entered into pursuant to the Share Exchange Agreement were effective on July 1, 2003.  These were considered to have been paid and are included in Bank Overdraft.

F

Income tax calculations were adjusted for the effects of pro –forma changes to the statements of income.  No tax benefit was recorded beyond the actual tax expense recognized by Smart-tek Communications, Inc. in that a valuation allowance has been provided for the deferred tax asset, including net operating loss carryforwards, due to the uncertainty of their realization.